Exhibit 99.1
CABELTEL INTERNATIONAL CORPORATION
CHANCES NAME TO NEW CONCEPT ENERGY

For Immediate Release	Contact:	Oscar Smith
Gene Bertcher
(972) 407-8400
     Dallas, Texas (Business Wire) May 21, 2008: CabelTel International Corporation (AMEX: GBR, “the Company”), a Dallas-based company announced today that it has changed its name to New Concept Energy Incorporated. The Company will continue to trade on the American Stock Exchange under the symbol GBR.
“The Company believes that in consideration of its new direction, which is the exploration and production of non-conventional energy sources, the name change is appropriate,” said Gene S. Bertcher, President and Chief Executive Officer. “We are concentrating, for the present, on the acquisition of mineral leases seeking shale sourced natural gas,” Bertcher added.
New Concept Energy has previously announced its intention to acquire rights and develop shale sourced natural gas in the Fayetteville Shale area of Arkansas.
Certain statements in this media release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. The words “estimate”, “plan”, “intend”, “expert”, “anticipate”, “believe” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this release. New Concept Energy Incorporated disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that our expectations are based upon reasonable assumptions, we can give no assurance that our goals will be achieved. Important factors that could cause our actual results to differ from estimates or projects contained in any forward-looking statements are described under Item 1A. Risk Factors in the Company’s Form 10-K for the fiscal year ended December 31, 2008.